AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated May 1, 2006, by and between Dreman Value Management LLC, a Delaware limited liability company (the "Adviser"), and Met Investors Advisory, LLC, a Delaware limited liability company (the "Manager"), with respect to the Dreman Small-Cap Value Portfolio, is entered into effective the 1st day of February, 2008.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement is amended in whole to read as follows:



         Portfolio                                            Percentage of average daily net assets
         ---------                                            --------------------------------------

     ------------------------------------------------------ ----------------------------------------------------
     Dreman Small-Cap Value Portfolio                       0.55% of first $100 million of such assets, plus
                                                            0.50% of such assets over $100 million.
     ------------------------------------------------------ ----------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of February, 2008.


                                     MET INVESTORS ADVISORY, LLC



                                     By:______________________________
                                           Authorized Officer


                                     DREMAN VALUE MANAGEMENT LLC



                                     By:______________________________
                                           Authorized Officer